Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Stardust Power Inc. and subsidiaries (formerly Global Partner Acquisition Corp II), of our report dated March 27, 2025, except for the impact of the 2025 reverse stock split as described in Note 20 to the consolidated financial statements in Form S-1 (File No.333-293182), as to which the date is February 3, 2026 (which includes an explanatory paragraph relating to Stardust Power Inc. and its subsidiaries’ ability to continue as a going concern), on our audit of the consolidated financial statements of Stardust Power Inc. and subsidiaries as of December 31, 2024 and December 31, 2023, and for the year ended December 31, 2024 and for the period from March 16, 2023 (inception) to December 31, 2023, which originally appears in the Annual Report on Form 10-K (File No. 001-39875) and Registration Statement on Form S-1 (File No.333-293182).

/s/ KNAV CPA LLP

KNAV CPA LLP

March 13, 2026
Atlanta, Georgia